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                                                                    EXHIBIT 23

CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-71792, 33-55117, and 33-52871) and on Form S-3 (No. 33-62979) of Barrett Business Services, Inc. of our report dated
February 9, 1996 appearing on page 22 of this Annual Report on Form 10-K.



Price Waterhouse LLP

Portland, Oregon
March 26, 1996